Exhibit 10.1

PERSONAL AND CONFIDENTIAL

September 29, 2020

Bora Chung

RE: Promotion

Dear Bora,

Congratulations on your promotion! Thank you for your dedication and commitment to Bill.com. We trust you will continue to make important contributions in fulfilling Bill.com’s vision and success.

This letter confirms the terms of your promotion that will be effective on September 8, 2020 and will be reflected in the October 15, 2020 payroll cycle. We request you to keep all compensation related matters confidential.

New Title: Chief Experience Officer-CXO

New Base Salary: $350,000.00

New Bonus: $192,500.00

Please feel free to contact me if you have any questions about the contents of this letter.

Sincerely,

/s/ René Lacerte

CEO